EXHIBIT 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. Section 1350, that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: October 28, 2005

By /s/ MICHAEL N. VITTORIO

MICHAEL N. VITTORIO

PRESIDENT & CHIEF EXECUTIVE OFFICER

(principal executive officer)

By /s/ MARK D. CURTIS

MARK D. CURTIS

SENIOR VICE PRESIDENT AND TREASURER

(principal financial and accounting officer)

29